                                                                    EXHIBIT 99.1



                           [PACIFIC LIFE LETTERHEAD]





Board of Directors
c/o Mr. Thomas W. Beasley, Chairman
Prison Realty Trust, Inc.
10 Burton Hills Blvd, Suite 100
Nashville, Tennessee 37215
                                                               February 22, 2000


Gentlemen:

               We own beneficially approximately 5 million shares of Prison Realty Trust, Inc. (the "Company").

               We support the goals of the Board of Directors to strengthen the financial position of the Company, to simplify its corporate structure and to create a new management team and Board of Directors. However, we believe those goals and existing shareholders of the Company would be better served not by the transaction with Fortress Investment Group LLC, The Blackstone Group and Bank of America ("Blackstone Proposal"), but rather by acceptance of the proposal ("Shareholder Proposal") we are making. Enclosed is a Shareholder Proposal Summary ("Summary").



Advantages of Shareholder Proposal

               The Shareholder Proposal would provide the Company with comparable net proceeds, but has the advantages to existing shareholders over the Blackstone Proposal as shown in the enclosed comparison of the two Proposals ("Comparison"). Let me highlight four advantages in particular:

                1. The Shareholder Proposal is designed to encourage 100% shareholder participation and, if existing shareholders fully participate, they would be diluted only approximately 10% in our offer compared to suffering dilution of a minimum of 31% under the Blackstone Proposal.

                2. Existing shareholders will receive $260 million in Series C Preferred Stock or $2.20 per share. This upfront value lowers their net investment and they will own 24% more shares compared to the Blackstone Proposal. For a shareholder with 100 shares, the shareholder would invest $65 and own 115 fully diluted shares under Blackstone as compared to receiving $52 net value and owning 142 fully diluted shares under the Shareholder Proposal (see Summary).

                3. Existing shareholders would receive greater annual returns under differing scenarios ranging from 9% to 38% in the Shareholder Proposal compared to (3%) and 23% in the Blackstone Proposal. Unlike the Blackstone Proposal which would require the Company to pay an 18% minimum annual return to the Blackstone Group at a considerable cost to existing shareholders, the Shareholder Proposal does not require any guaranteed minimum annual return to Pacific Life.

                4. The Company would generate substantially higher free cash flows under the Shareholder Proposal due to lower cash dividends. For example, over the next five years the Company would retain between $45 and $123 million in additional free cash flow as compared to the Blackstone Proposal.



Offer

                   The Shareholder Proposal would build on the work being done by the Company to (1) refinance its existing debt with up to a new $1.2 billion term loan and revolving credit facility from Credit Suisse First Boston and/or Lehman Brothers, and (2) make a rights offering to existing shareholders. Specifically, our proposal is the following:

                1. The Company would retain its REIT status for 1999 and distribute to all shareholders (to satisfy REIT and other dividend requirements) a 12% PIK Series C Preferred Stock, callable after 3 years with mandatory redemption in 10 years. Retaining REIT status for 1999 and paying the dividend in a Series C Preferred Stock would save the Company more than $140 million in taxes. Our tax advisors confirm that paying such a dividend would satisfy the REIT dividend requirement.

               2. The Shareholder Proposal intends to match the number of shares and cash paid to the shareholders of Corrections Corporation of America, Prison Management Services, Inc., and Juvenile and Jail Facility Management Services, Inc. as part of the combination with the Company.

               3. The Company would make available to all shareholders a $200 million rights offering of its Common Stock at the lower of $4 per share or 75% of average market stock price. The rights would be transferable (unlike the Blackstone Proposal) so shareholders who choose not to exercise the rights may nonetheless realize the value of the rights. Because existing shareholders can fully participate, the price per share does not cause dilution in itself.

               4. Pacific Life would make a standby commitment for the unsubscribed portion of the $200 million rights offering and would receive in exchange 20 million Common Stock Warrants (or if greater, warrants for 10% of outstanding Common Stock on a fully diluted basis) with a term of 15 years and with an exercise price set at a 125% premium to the rights offering price up to a maximum of $5 per share. To the extent that shares of Common Stock are not subscribed, Pacific Life would purchase an equal dollar amount of Series B Preferred Stock convertible at the rights offering price.

               5. In the event the Company needs further assistance in its refinancing efforts, Pacific Life believes that there are alternatives including securing senior debt from other lenders, high-yield/mezzanine financing and/or sale of certain assets.

               This offer has been approved by all necessary corporate actions on the part of Pacific Life. We do not need financing. We are prepared to negotiate and enter into an agreement substantially the same as the Securities Purchase Agreement dated December 26, 1999 (including the governance provisions) with only such changes as necessary to reflect the differences in the two transactions. We are, however, amenable to having the governance provisions lapse when the Company achieves a minimum level of EBITDA for 6 quarters. We do not want a cash financing fee, a break-up fee or an annual monitoring fee, only reimbursement of our reasonable, substantiated out-of-pocket expenses. We would want an opportunity to review and understand the disclosure schedules.

               We have included a copy of our most recent annual report to demonstrate that we have the financial resources to make this offer. Pacific Life is one of the largest life insurance companies in the United States, with total assets at 12/31/99 in excess of $40 billion. We are a highly rated company, with claim-paying ratings of Aa3 from Moody's and AA+ from Standard & Poor's and Duff & Phelps.

               We, along with our advisors including Cahill Gordon & Reindel, are prepared to meet with you and your advisors as soon as you are able to under the terms of the Securities Purchase Agreement. Quite obviously this is a written proposal pursuant to which Pacific Life would make a significant equity investment in the Company and we believe that you should reasonably determine in good faith that you are required at the least to explore and discuss our offer with us.

               Please feel free to contact at Pacific Life, me (949) 219-3978 or Sam Tang (949) 219-4523 and at Cahill Gordon, Gerald Tanenbaum (212) 701-3224 or Les Duffy (212) 701-3840.



                                       Very truly yours,



                                       /s/ LARRY J. CARD
                                       ---------------------------------------
                                       Larry J. Card


LJC:ml

                               COMPARISON BETWEEN
                      BLACKSTONE AND SHAREHOLDER PROPOSALS


-------------------------------------------------------------------------------------------------
                  TERM                             BLACKSTONE                   SHAREHOLDER
-------------------------------------------------------------------------------------------------
Closing of Stated Transaction                       Uncertain                  Highly Certain
-------------------------------------------------------------------------------------------------
Transaction, Break-up and
Monitoring Fees to Sponsor                        $16 - $23+MM                       $0
-------------------------------------------------------------------------------------------------
Warrants                                             29.6 MM                       $20 MM
-------------------------------------------------------------------------------------------------
Guaranteed Minimum Return                         18% p.a. with
                                                year 5 put option                   None
-------------------------------------------------------------------------------------------------
                                                                                Finite with
Loss of Company Control                            Indefinite               Performance Targets
-------------------------------------------------------------------------------------------------
Size of Rights Offering to
Existing Shareholders                                $75 MM                       $200 MM
-------------------------------------------------------------------------------------------------
Participation Available to
Existing Shareholders                               21% - 24%                       100%
-------------------------------------------------------------------------------------------------
Rights Offering Participation
Contingent on Voting for Proposal                      Yes                           No
-------------------------------------------------------------------------------------------------
Transferability of Rights (liquidity)                 None                         Fully
-------------------------------------------------------------------------------------------------
Pro-forma Ownership: Existing
Shareholders                                        60% - 69%                    Up to 90%
-------------------------------------------------------------------------------------------------
Net Equity Proceeds (after taxes)                $174 - $209 MM                   $200 MM
-------------------------------------------------------------------------------------------------
Value Today to Existing                                                          $260 MM in
Shareholders                                          None                   Series C Preferred
-------------------------------------------------------------------------------------------------
Gain (Loss) to Existing Shareholders
(Based on 100 shares) at
        $ 3 per share                                ($200)                        ($22)
        $ 5 per share                                  $0                           $262
        $10 per share                                 $548                          $972
-------------------------------------------------------------------------------------------------
Lower Cash Dividends on
Preferred Over Next 5 Years                            N/A                     $45 - $123 MM
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SHAREHOLDER PROPOSAL SUMMARY

-----------------------------
INTRODUCTION                  As one of the larger existing shareholders of
                              Prison Realty Trust, Inc. ("Company"), Pacific
                              Life is presenting to the Board of Directors for its consideration an alternative proposal
                              ("Shareholder Proposal") to the Blackstone proposal.

                              The Shareholder Proposal not only delivers comparable net proceeds but offers the following advantages:

                              - No built-in fees to and no conflicts with the
                                sponsoring group
                              - Maximizes shareholder participation
                              - Less dilutive to existing shareholders
                              - Builds on work being performed on behalf of
                                Company
                              - Generates higher free cash flow to Company
                              - More value today to existing shareholders
                              - Offers higher future returns to existing
                                shareholders

-----------------------------
DESCRIPTION                   Shareholder Proposal requires that the Company
                              merge with Corrections Corporation of America, Prison Management Services, Inc. and Juvenile and
                              Jail Facility Management Services, Inc.
                              (collectively "Operating Companies") and become a C-corp effective year 2000.

                              Shareholder Proposal assumes that the Company can meet the REIT qualification tests for 1999 and has the Company declare a subsequent year dividend for 1999 before the due date of its 1999 tax return.

                              Shareholder Proposal essentially substitutes for Blackstone's equity (a) new equity from existing shareholders via a Rights Offering of Common Stock which will be back stopped 100% by Pacific Life and (b) savings in taxes.

-----------------------------
RIGHTS OFFERING               Rights Offering will be made 100% available to
                              existing shareholders equal to their proportionate ownership interest. Existing shareholders will receive transferable rights to purchase up to $200 million of Common Stock.



                                    Page -1-

                              The Rights Offering exercise price will be the lower of $4.00 per share and 75% of the average closing market stock price for a specified number of trading days prior to the commencement of Rights Offering. The minimum number of shares of Common Stock to be issued will be 50 million shares ($200 million / $4.00 per share).

-----------------------------
BACKSTOP Pacific Life will provide a 100% backstop (up to $200 million) to the Company for any unexercised rights. For providing this commitment, Pacific Life will receive 15-year Warrants to purchase up to the greater of 20 million shares and 10% of Common Stock on a fully diluted basis.

                              The Warrant exercise price will be set at 125% of the Rights Offering exercise price or up to $5.00 per share (125% premium x $4.00 per share Rights Offering exercise price).

                              In the event there are unexercised rights, Pacific Life will make an investment in Series B Preferred Stock ("Preferred B") equal to the difference between $200 million and the gross proceeds received under the Rights Offering.

                              Pacific Life will exercise all of the rights it receives, subject to a minimum investment in Series B Preferred.

-----------------------------
SERIES B PREFERRED            Preferred B will be 6% cash pay and 4% PIK per
                              annum over the first three years and 10% cash pay per annum thereafter, payable quarterly in arrears. There is no 18% guaranteed minimum return at the end of 5 years.

                              Preferred B will rank on a pari passu basis with outstanding Preferred A. Preferred B will be convertible into Common Stock at a conversion price equal to the Rights Offering exercise price.

-----------------------------
MANAGEMENT                    As part of Pacific Life's investment in Preferred
                              B, an investment committee will be established similar to the one required under the Blackstone
                              Proposal. However, if the Company meets certain
                              EBITDA performance targets over 6 consecutive quarters, the investment committee will be dissolved.



                                    Page -2-

                              BOARD OF DIRECTORS
                              Shareholder Proposal is the same as Blackstone reducing the board from 12 to 10. Pacific Life will designate 4 directors.

                              INVESTMENT COMMITTEE
                              Investment Committee will be comprised of 7 directors with 4 Pacific Life designated directors, 1 non-executive director member, 1 executive director member and 1 outside member jointly selected by Board of Directors and Pacific Life.

                              MANAGEMENT
                              Investment Committee to approve new CEO and CFO.

                              STOCK OPTION PLAN
                              If not already in process, Investment Committee to hire an outside consultant to recommend a stock option plan to attract and retain senior management.

-----------------------------
1999 DIVIDEND                 To meet the remaining portion of earnings and
                              profits distribution for the acquisition of Corrections Corp. and/or the mandatory minimum dividend required to qualify as a REIT for 1999, the Shareholder Proposal requires that the Company issue to existing shareholders Series C Preferred in lieu of cash.

                              The amount of Series C Preferred is dependent on the cash amount needed to meet both the special and mandatory minimum dividends, and the fair market value of Series C Preferred as required by the Internal Revenue Service to qualify as a REIT for 1999. For modeling purposes, the Shareholder Proposal assumes that the issuance of $260 million Series C Preferred meets these criteria.

-----------------------------
SERIES C PREFERRED            Preferred C will be 12% PIK per annum over the
                              first three years and 12% cash pay thereafter, payable quarterly in arrears. Preferred C will not be convertible into Common Stock.

                              At the Company's option, Preferred C can be called after 3 years at par and has a mandatory redemption at the end of 10 years at par.

-----------------------------
NO FEES AND NO CONFLICTS      There will be no transaction, break-up and/or
                              monitoring fees due to or payable to Pacific Life under the Shareholder Proposal. Pacific Life will be reimbursed for expenses including outside



                                    Page -3-
                              legal counsel, accountants, financial advisors and consultants.

                              There will be no 18% guaranteed minimum return that causes conflicts of interest between the existing shareholders and Blackstone, especially under more conservative operating scenarios.

-----------------------
MAXIMIZE PARTICIPATION        The Rights Offering exercise price will be set at
                              a discount to the market price of the Common
                              Stock. This discount will encourage existing shareholders to participate in the Rights
                              Offering.

-----------------------
LESS DILUTION                 Assuming 100% participation in the Rights,
                              existing shareholders will experience only approximately 10% dilution. The discounted Rights
                              Offering exercise price itself will not cause dilution because all existing shareholder can participate proportionately. This proposal allows existing shareholders to capture almost all of the enterprise value created going forward.

                              In contrast, the Blackstone proposal will result in a minimum of 31% dilution assuming full participation by existing shareholders and up to 40% assuming no existing shareholder participation on a fully diluted basis.

-----------------------
BUILDS ON WORK                SENIOR DEBT
                              Shareholder Proposal is the same as Blackstone where the Company refinances its existing debt with up to a $1.2 billion term loan and revolving credit facility from either existing and/or new lenders.

                              In the event the Company is unsuccessful in its refinancing efforts, Pacific Life is in discussions with other lenders who would refinance the Company's existing $1 billion bank facility. If there is any shortfall, Pacific Life believes that high yield/mezzanine financing and/or the sale of certain assets could fill this gap.

                              SUBORDINATED DEBT
                              Pacific Life is both a general partner and limited partner of PMI Mezzanine Fund, L.P. ("PMI") which owns $30 million in subordinated debt. Under the Blackstone proposal, this debt will need to be repaid.



                                    Page -4-

                              However, under the Shareholder Proposal, PMI has indicated that it would look favorably to either extending the maturity of the debt and/or exchanging it for a security similar to Preferred B.

                              OPERATING COMPANIES
                              The Shareholder Proposal intends to match the
                              number of shares and cash paid to the shareholders
                              of the Operating Companies.
-----------------------
COMPARABLE NET PROCEEDS       The uses under the Shareholder Proposal are
                              estimated to be lower by at least $141 million due to no tax reserves and payments for 1999.

                              Shareholder Proposal will provide roughly the same net proceeds to the Company by injecting $200 million in equity compared to between $174 and $209 million under the Blackstone proposal ($315 and $350 million Blackstone equity - $141 million taxes).

-----------------------
HIGHER FREE CASH FLOW         The Company will generate higher cash available to
                              Common Stock under Shareholder Proposal because of the lower cash dividend requirements as compared to Blackstone.

                              Depending on the participation level of the Rights Offering, the Shareholder Proposal should generate between $45 and $123 million more cash available to Common Stock than Blackstone proposal over the next five years. This additional cash could be utilized by the Company to fund its external growth plans.

                              Note - Under the Blackstone Proposal, the $350 million Preferred B/C has an 18% minimum return resulting in 6% (18% - 12%) additional annual yield.

-----------------------
MORE VALUE TODAY              Under the Shareholder Proposal, existing
                              shareholders will receive $260 million Series C
                              Preferred or $2.20 per share. This upfront receipt of value will lower the existing shareholders' net investment and they will own more shares as compared to the Blackstone Proposal.

                              The following table presents a simplified example for an existing shareholder who owns 100 shares of Common Stock and participates to the maximum extent possible under both proposals.




                                    Page -5-

--------------------------------------------------------------------------------

                              Blackstone                 Shareholder
                         ----------------------      ---------------------
                         Shares(1)        $          Shares(1)        $
                         ---------     --------      ---------     -------
INVESTMENT
Old Common @ $5.00          100         500             100         500
New Common @ $4.00          -           -               42          168
Preferred C @ $6.50         10          65              -           -
Preferred C                 -           -               -           (220)
Warrants @ $7.50            5           -               -           -
                            ------      ------          ------      ------
                            115         565             142         448
IMMEDIATE VALUE (2)
$3.00                                   365                         426
$5.00                                   565                         710
$7.50                                   825                         1,065
$10.00                                  1,113                       1,420

--------------------------------------------------------------------------------

                              (1) Gives effect to issuable on conversion and
                                  exercise of securities purchased in
                                  Blackstone's rights offering.
                              (2) Higher of face or converted value for
                                  Preferred and net value for Warrants. Excludes dividends.

                              The Shareholder Proposal shows higher immediate value to existing shareholders at all common price per share scenarios.

-----------------------
MORE VALUE TODAY              Shareholder Proposal generates higher returns to
                              existing shareholders than Blackstone proposal under differing operating scenarios. The projected annual IRRs to existing shareholders are summarized below:

                              Case                Blackstone     Shareholder
                              ----                ----------     -----------
                              Low                    -2.8%           9.3%
                              High                   22.5%          38.2%

                              Note: Assumes Same Multiple under Both Proposals

                              In the low case, Blackstone's 18% guaranteed minimum return causes negative returns to existing shareholders.

                              Under the Shareholder Proposal, the Company's Common Stock is expected to trade at higher multiples because of the discount associated with vulture investor-led deals. A higher multiple would increase the returns to existing shareholders even more.



                                    Page -6-